UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 11, 2017
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1 Rayonier Way
Yulee, Florida 32097
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

RAYONIER INC.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of John A. Blumberg
On December 11, 2017, John A. Blumberg notified Rayonier Inc. (the “Company”) of his resignation from the Company's Board of Directors (the “Board”), effective as of December 13, 2017. Mr. Blumberg's decision to resign was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.
Election of Keith E. Bass
On December 13, 2017, the Board elected Keith E. Bass to the Board, effective immediately. The Board also appointed Mr. Bass to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Bass will be paid in accordance with the Company’s director compensation program, described in the section titled “Director Compensation” that begins on page 8 of the Company’s proxy statement that was filed with the Securities and Exchange Commission on April 3, 2017.
In connection with his election to the Board, Mr. Bass will also enter into the Company’s form indemnification agreement for its officers and directors, which generally requires the Company to indemnify its officers and directors to the fullest extent permitted by law.

ITEM 8.01	Other Events

On December 15, 2017, the Company issued a press release announcing Mr. Blumberg's retirement and Mr. Bass's election, a copy of which is included as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated December 15, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MARK R. BRIDWELL
Mark R. Bridwell
Vice President, General Counsel and Corporate Secretary
December 15, 2017

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